STOCKHOLDERS AGREEMENT
                             ----------------------

                  This Stockholders Agreement ("AGREEMENT") is entered into as of this ___ day of ________, 1998, by and among United Defense Industries, Inc., a Delaware corporation (the "COMPANY"), Iron Horse Investors, L.L.C., a Delaware corporation (the "IRON HORSE"), and the purchasers listed on the signature pages attached hereto (individually, "PURCHASER," and collectively, "PURCHASERS"). These parties are sometimes referred to herein individually by name or as a "PARTY" and collectively as the "PARTIES."

                                    RECITALS:
                                    --------

                  WHEREAS, each of the Purchasers is an employee or executive officer of the Company or United Defense, L.P., a direct and indirect, wholly-owned subsidiary of the Company;

                  WHEREAS, the Company has issued (or may hereafter issue) to Purchasers shares of the common stock par value $0.01 per share, of the Company ("COMMON STOCK"), pursuant to the United Defense Industries, Inc. Employee Equity Purchase Plan (the "STOCK PURCHASE PLAN") and/or as a result of the exercise by Purchaser of vested options to purchase Common Stock ("VESTED OPTIONS"), which options were issued (or may hereafter be issued) to Purchaser pursuant to the United Defense Employee Stock Option Plan (the "STOCK OPTION PLAN");

                  WHEREAS, Iron Horse is the record and beneficial holder of
17.3 Million shares of Common Stock of the Company; and

                  WHEREAS, the Company, Iron Horse and Purchasers desire to enter into this Agreement to provide for certain matters with respect to the ownership and transfer of the shares of Common Stock now or hereafter issued to Purchaser pursuant to the Purchase Plan or issued to Purchaser as a result of the exercise of Vested Options (collectively, the "RESTRICTED SHARES").

                                   AGREEMENT:
                                   ---------

                  NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements set forth herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.        RESTRICTIONS ON TRANSFER.

                  Purchasers shall not sell, assign, transfer, convey, pledge or otherwise dispose of (collectively, "TRANSFER") any Restricted Shares without the prior written consent of the Company, which consent shall have been authorized by a majority of the members of the Board of Directors of the Company; provided, however, that this Section 1 shall not prevent the Transfer of any Restricted Shares by will or pursuant to laws of descent and distribution. Each Purchaser further agrees that in connection with any Transfer consented to by the Company, such


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Purchaser shall, if requested by the Company, deliver to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company and counsel for the Company, to the effect that such Transfer is not in violation of this Agreement, the Securities Act of 1933, as amended, or the securities laws of any state. Any purported Transfer in violation of the provisions of this
Section 1 shall be null and void and shall have no force or effect.

SECTION 2.        RIGHTS TO REPURCHASE SHARES.

                           (a) For a period of six (6) months following the
later of (i) the Termination of Employment of Purchaser (as defined below) and
(ii) the expiration of all Vested Options held by Purchaser as of the time of such Purchaser's Termination of Employment in accordance with the terms of the Stock Option Plan, the Company shall have the option to repurchase all (but not less than all) of the Restricted Shares held by such Purchaser or his or her successor in interest thereunder ("CALL RIGHT"). The purchase price payable by the Company upon exercise of the Call Right ("PURCHASE PRICE") shall be the fair market value of the Restricted Shares subject to the Call Right on the date of the Call Notice as determined in accordance with subsection (c) below. The Call Right shall be exercised by written notice ("CALL NOTICE") to Purchaser given in accordance with Section 6(g) of this Agreement on or prior to the last date on which the Call Right may be exercised by the Company. For the purpose of this Agreement, "TERMINATION OF EMPLOYMENT" shall mean such time as Purchaser no longer has any employee-employer relationship with the Company or any of its subsidiaries, without regard for the reason for such termination and whether such termination was with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous reemployment by the Company or one of its subsidiaries.

                           (b) The repurchase of Restricted Shares pursuant to
the exercise of a Call Right shall take place on a date specified by the Company, but in no event later than sixty (60) days following the date of the exercise of the Call Right or, if later, within ten (10) days following the receipt by the Company of all necessary governmental approvals. On such date, Purchaser shall transfer to the Restricted Shares subject to the Call Notice to the Company, free and clear of all liens and encumbrances, by delivering to the Company the certificates representing the Restricted Shares to be purchased, duly endorsed for transfer to the Company or accompanied by a stock power duly executed in blank, and the Company shall pay to Purchaser the Purchase Price in cash or by bank or cashier's check. The Company and Purchaser each shall use his or its reasonable efforts to expedite all proceedings contemplated hereunder to obtain a determination of the Repurchase Price of the Restricted Shares at the earliest practicable date.

                           (c) The fair market value of the Restricted Shares to
be repurchased shall be determined as of the date of the Call Notice by the Board of Directors of the Company as follows:

                                    (i) if the Common Stock is listed on one or
                  more National Securities Exchanges (within the meaning of the Securities Exchange Act of 1934, as amended), each share of the Common Stock to be repurchased shall be valued


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                  at the closing price of a share of the Common Stock on the principal exchange on which such shares are then trading, on the day previous to such date, or, if such shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred;

                                    (ii) if the Common Stock is not traded on a
                  National Securities Exchange but is quoted on NASDAQ or a successor quotation system, each share of the Common Stock to be repurchased shall be valued at the last sales price on the day previous to such date as reported by NASDAQ or such successor quotation system or, if no shares were sold on the day previous to such date, then on the next preceding day on which a sale occurred; or

                                    (iii) if the Common Stock is not publicly
                  traded on a National Securities Exchange and is not quoted on NASDAQ or a successor quotation system, the fair market value as determined in good faith by the Board of Directors.

SECTION 3.        BRING-ALONG RIGHTS.

                           (a) If Iron Horse or any successor to all or any
portion of the shares of Common Stock held by Iron Horse at any time, or from time to time, in one transaction or a series of related transactions, proposes to Transfer a number of shares of Common Stock equal to more than twenty percent (20%) of the aggregate number of shares of Common Stock then outstanding to one or more persons not affiliated with Iron Horse or such successors (a "THIRD PARTY"), then Iron Horse (or such successors) shall have the right (a "BRING-ALONG RIGHT"), but not the obligation, to cause each of the Purchasers to tender for purchase to the Third Party, on the same terms and conditions as apply to Iron Horse, a number of shares of Common Stock equaling the lesser of
(x) the number derived by multiplying (i) the total number of shares to be purchased by the Third Party, as specified in the Bring-Along Notice, by (ii) a fraction, the numerator of which is the total number of shares of Common Stock owned by such Purchaser and the denominator of which is the total number of the then outstanding shares of Common Stock, or (y) such lesser number of shares as Iron Horse shall designate in the Bring-Along Notice (defined below).

                           (b) If Iron Horse elects to exercise its Bring-Along
Right under this Section 3, then it shall so notify the Purchaser ("BRING-ALONG NOTICE"). Each Bring-Along Notice shall set forth: (i) the name of the Third Party or Third Parties and the number of shares of Common Stock proposed to be purchased by such Third Party or Third Parties, (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party and a summary of any other material terms pertaining to the Transfer ("THIRD PARTY TERMS") and (iii) the number of shares of Common Stock that Iron Horse elects such Purchaser to sell in such Transfer. The Bring-Along Notice shall be given at least ten (10) days before the closing of the proposed Transfer.


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


                           (c) Upon the giving of a Bring-Along Notice, each
Purchaser shall be obligated to sell the number of shares of Common Stock required to be sold by Purchaser as set forth in the Bring-Along Notice on the Third Party Terms.

                           (d) At the closing of the Transfer to any Third Party
pursuant to this Section 3, the Third Party shall remit to each Party the consideration for the total sales price of the Common Stock of such Party sold pursuant hereto (less any such consideration to be escrowed or otherwise held back in accordance with the Third Party Terms), against delivery by such Party of certificates for such Common Stock, duly endorsed for Transfer or with duly executed stock powers, and the compliance by such Party with any other conditions to closing generally applicable to Iron Horse and all Purchasers selling shares in such transaction.

                           Notwithstanding the foregoing, the Bring-Along Rights
provided by this Section 3 shall terminate on the date on which a number of shares of Common Stock equal to at least twenty-five percent (25%) of the aggregate number of the then outstanding shares of Common Stock on a fully diluted basis have been distributed to the public pursuant to one or more effective registration statements under the Securities Act and/or pursuant to Rule 144 promulgated thereunder; provided, however, that the Common Stock is then publicly traded.

SECTION 4.        COMPANY SALE.

                           (a) If the Board of Directors of the Company and the
holders of a majority of the outstanding shares of Common Stock approve a Company Sale (as defined below), each Purchaser agrees that he or she shall consent to and raise no objections against such Company Sale, and if the Company Sale is structured as a sale of stock, each Purchaser shall sell all or any portion of the Restricted Shares in connection with such Company Sale on the terms and conditions approved by the Board of Directors and the holders of a majority of the outstanding shares of Common Stock. Each Purchaser hereby agrees to take all actions that the Board of Directors and the holders of a majority of the outstanding shares of Common Stock reasonably deem necessary or desirable in connection with the consummation of such Company Sale, including, without limitation, voting the Restricted Shares in favor of such Company Sale and refraining from the exercise of dissenters' appraisal rights with respect to such Company Sale.

                           (b) If the Company or the holders of the Company's
securities enter into any negotiation with respect to a Company Sale which involves the issuance of Securities to the holders of shares of Common Stock for which Rule 506 (or any similar rule then in effect) promulgated under the Act may be available, each Purchaser shall, if requested by the Company, appoint a purchaser representative (as such term is defined in Rule 501 of the Act) reasonably acceptable to the Company to advise Purchaser in connection with such Company Sale. If such purchaser representative was designated by the Company, the Company shall pay the fees of such purchaser representative, but if Purchaser appoints another purchaser representative Purchaser shall be responsible for the fees of the purchaser representative so appointed.

                           (c) Purchasers shall bear their pro-rata share (based
upon the number of shares held by Purchaser that are sold in such Company Stock) of the costs of any sale of Common Stock pursuant to a Company Sale to the extent such costs are incurred for the benefit of all holders of Common Stock and are not otherwise paid by the Company or the acquiring party.

                           (d) For the purpose hereof, "COMPANY SALE" shall mean
the consummation of any transaction or series of transactions pursuant to which one or more persons


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or entities or group of persons or entities (other than Iron Horse) acquires (i)
capital stock of the Company possessing the voting power sufficient to elect a majority of the members of the Board of Directors of the Company or its successor(s) (whether such transaction is effected by merger, consolidation, sale or transfer of the Company's capital stock or otherwise) or (ii) all or substantially all of the assets of the Company and its subsidiaries.

SECTION 5.        MISCELLANEOUS.

                           (a)  Legends.  Each certificate representing the
Restricted Shares shall bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF."

                           In addition to the foregoing, each certificate
representing Restricted Shares shall bear the following legend:

                  "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT BETWEEN THE ISSUER AND THE INITIAL HOLDER HEREOF DATED AS OF ___________________, 199__. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

Purchasers hereby agree that Purchasers shall not Transfer any Restricted Shares without complying with each of the restrictions set forth herein and agree that in connection with any such Transfer Purchasers shall, if requested by the Company, deliver to the Company an opinion of counsel in form and substance reasonably satisfactory to the Company and counsel for the Company, to the effect that such Transfer is not in violation of this Agreement or the securities laws of the United States of America or any state thereof.

                           (b) Successors, Assigns and Transferees.  This
Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, heirs, legatees, successors, and assigns and any other transferee of the Restricted Shares and shall also apply to any Restricted Shares acquired by Purchasers after the date hereof.

                           (c) Specific Performance, Etc.  The Company, Iron
Horse and Purchasers, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of Purchasers' obligations under this Agreement. The Company, Iron Horse and Purchasers agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by either of the provisions of this Agreement and each hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                           (d) Governing Law.  This Agreement shall be governed
by and construed in accordance with the laws of the State of Delaware.


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

                           (e) Interpretation.  The headings of the Sections
contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Agreement.

                           (f) Notices.  All notices and other communications
provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices, provided that notices of a change of address shall be effective only upon receipt thereof).

                                     (i)    If to the Company, at:

                                             United Defense Industries, Inc.
                                             1525 Wilson Blvd.
                                             Suite 700
                                             Arlington, VA 22209
                                             Attention: David V. Kolovat

                                             with copies to:

                                             Latham & Watkins
                                             1001 Pennsylvania Avenue, N.W.
                                             Suite 1300
                                             Washington, D.C. 20004
                                             Attention: Daniel T. Lennon

                                     (ii) If to Iron Horse, at:

                                             c/o TC Group, LLC
                                             1001 Pennsylvania Avenue, NW
                                             Suite 200S
                                             Washington, D.C. 20004
                                             Attention:  Allan M. Holt

                                             with copies to:

                                             Latham & Watkins
                                             1001 Pennsylvania Avenue, N.W.
                                             Suite 1300
                                             Washington, D.C. 20004
                                             Attention: Daniel T. Lennon

                                     (iii)   If to Purchaser, to the addresses
                                             set forth on the


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


                                             signature pages hereto.

                           (g) Recapitalization, Exchange, Etc. Affecting the
Company's Stock. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) that may be issued in respect of, in exchange for, or in substitution of, the Restricted Shares and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.

                           (h) Counterparts.  This Agreement may be executed in
two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

                           (i) Attorneys' Fees.  In any action or proceeding
brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                           (j) Severability.  In the event that any one or more
of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

                           (k) Amendment.  This Agreement may be amended only by
written agreement signed by the parties holding a number of shares of Common Stock equal to more than sixty-six and two-thirds percent (66 2/3%) of the aggregate number of shares of Common Stock then outstanding on a fully diluted basis.

                           (l) Tax Withholding.  The Company shall be entitled
to require payment in cash or deduction from other compensation payable to Purchaser of any sums required by federal, state, or local tax law to be withheld with respect to the issuance, vesting, exercise, repurchase, or cancellation of any Restricted Share or any option to purchase Restricted Shares.

                           (m) Entire Agreement.  This writing constitutes the
entire agreement of the Parties with respect to the subject matter hereof.


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



                  IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

                                           IRON HORSE INVESTORS, L.L.C.


                                           By: _________________________
                                               Name:
                                               Title:


                                           UNITED DEFENSE INDUSTRIES, INC.


                                           By: _________________________
                                               Name:
                                               Title:


                                           Accepted and agreed to:

                                           _____________________________
                                           Purchaser


                                           _____________________________

                                           _____________________________

                                           _____________________________
                                           Address

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